Exhibit 23.5

                               KPMG LLP Letterhead



                        Independent Accountants' Consent


The Board of Directors
HSBC Holdings plc

The Board of Directors
Household International, Inc.:

We consent to the incorporation by reference of our report dated March 24, 2003 in the Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (No. 333-10474) of HSBC Holdings plc and to the reference to our firm as "Experts" in the Registration Statement.



KPMG LLP
Chicago, Illinois
September 30, 2003